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COOPERS                                         COOPERS & LYBRAND L.L.P
&LYBRAND

                                                a professional services firm





CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of GeoWaste Incorporated on Form S-3 Amendment No. 1 of:

        - Our report dated March 29, 1996 on our audits of the consolidated financial statements and financial statement schedule of GeoWaste Incorporated as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which is included in the Annual Report on Form 10-K.

        - Our report dated August 9, 1996 on our audits of the financial statements of Spectrum Group, Inc., (d/b/a United Sanitation, Ocala Chemical, Mills Disposal) as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the period from June 27, 1993 (inception) to December 31, 1993, which report is included in Form 8-K dated August 27, 1996.

We also consent to the reference to our Firm under the caption "Experts."





COOPERS & LYBRAND L.L.P.


Jacksonville, Florida
August 28, 1996